Exhibit 3.1

HARSCO CORPORATION

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BY-LAWS

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As adopted by the original incorporators of Harsco Corporation and approved by the Board of Directors of Harsco Corporation at the first meeting of Directors held February 29, 1956,

and

Including amendment of Section 2, Article II proposed at the Board of Directors meeting held May 22, 1956 and amended at the meeting of the Board of Directors held June 21, 1956,

and

Including amendment of Section 2, Article II proposed at the Board of Directors meeting held July 31, 1956 and amended at the meeting of the Board of Directors held August 28, 1956,

and

Including amendment of Section 2, Article II proposed at the Board of Directors meeting held November 25, 1958 and amended at the meeting of the Board of Directors held December 30, 1958,

and

Including amendment of Section 2, Article II proposed at the Board of Directors meeting held April 30, 1963 and amended at the meeting of the Board of Directors held June 12, 1963,

and

Including amendment of Section 8, Article II proposed at the Board of Directors meeting held August 8, 1967 and amended at the meeting of the Board of Directors held September 26, 1967,

and

Including amendment of Section 3, Article III proposed at the Board of Directors meeting held June 11, 1968 and amended at the meeting of the Board of Directors held July 23, 1968,

and

Including amendment of Section 1, Article IV proposed at the Board of Directors meeting held February 17, 1970 and amended at the meeting of the Board of Directors held April 28, 1970,

and

Including amendment of Section 3, Article III proposed at the Board of Directors meeting held June 31, 1972 and amended at the meeting of the Board of Directors held July 25, 1972,

and

Exhibit 3.1

Including the amendment of Section 6, Article II and the amendment of Article VII proposed at the Board of Directors meeting held April 27, 1976 and amended at the meeting of the Board of Directors held June 8, 1976,

and

Including the amendment of Section 8, Article II proposed and adopted at the meeting of the Board of Directors held April 6, 1981,

and

Including a restatement of all Articles proposed and adopted at the meeting of the Board of Directors held February 18, 1982,

and

Including the amendment of Section 1, Article II, the amendment of Section 2, Article II, the addition of a new Section 3, Article II, the amendment of the first paragraph of renumbered Section 7, Article II, the deletion of existing Section 7, Article II, the amendment of Section 11, Article II, and the amendment of Sections 2 through 4, Article III proposed and adopted at the meeting of the Board of Directors held February 19, 1986,

and

Including the amendment of Section 9, Article III proposed and adopted at the meeting of the Board of Directors held March 15, 1990 and effective April 25, 1990,

and

Including the amendment of Sections 6, 7 and 9, Article II and the amendment of Sections 2, 3 and 4, Article III proposed at the Board of Directors meeting held January 25, 2005 and amended at the annual meeting of the stockholders of Harsco Corporation held April 26, 2005,

and

Including the amendment of Sections 1 and 3, Article V proposed and adopted at the meeting of the Board of Directors held January 23, 2007 and effective January 23, 2007,

and

Including the amendment of Sections 1, 2 and 3, Article IV proposed and adopted at the meeting of the Board of Directors held July 30, 2012 and effective July 30, 2012.

and

Including the amendment of Section 7, Article II and the amendment of Section 2, Article III proposed and adopted at the meeting of the Board of Directors held January 28, 2014 and effective January 28, 2014.

and

Including the amendment of Sections 1, 2, 4, 5, 6, 7, 8, 9 and 11, Article II, the amendment of Sections 2, 7 and 8, Article III, the amendment of Sections 1 and 3, Article IV, the amendment of Sections 1, 2 and 4, Article V, the addition of a new Article IX and the addition of a new Article X proposed and adopted at the meeting of the Board of Directors held October 28, 2014 and effective October 28, 2014.

Exhibit 3.1

BY-LAWS

OF

HARSCO CORPORATION

ARTICLE I

OFFICES
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Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware until otherwise established by a vote of a majority of the Board of Directors in office, and a statement of such change is filed in the manner provided by statute.

Section 2. Other Offices. The Corporation may also have offices at such other places within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation requires.

ARTICLE II

STOCKHOLDERS MEETINGS
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Section 1. Annual Meetings. The annual meeting of the stockholders of the Corporation shall be held at such place within or without the State of Delaware and on such date and at such time as shall be designated by the Board of Directors and as shall be designated in the notice of said meeting, which day shall be not more than thirteen months after the preceding annual meeting, for purpose of electing Directors and for the transaction of such other business as may properly be brought before the meeting. If no such place, date and time are fixed by the Board of Directors, then the meeting shall be held at the principal office of the Corporation on the last Tuesday of April, if not a legal holiday, and if a legal holiday, on the next succeeding day, at 10:00 a.m.

At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.

To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder who (i) is a stockholder of record on the date of the giving of the notice provided for in this Section 1 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) complies with the notice procedures set forth in this Section 1.

For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not earlier than the close of business on the 120th and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder in order to be timely must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or, if the first public announcement or notice of the date of such annual meeting is made or given to stockholders less than 100 days prior to the date of such annual meeting, the close of business on the 10th day following the day on which public announcement was made or notice of the date of such meeting is mailed, whichever first occurs (such time periods with respect to a notice, “Notice Time Periods”). In no event shall any adjournment or postponement of a meeting of stockholders or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. As used in

Exhibit 3.1

these By-laws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder.

To be in proper written form a stockholder’s notice to the Secretary must set forth (a) as to each matter such stockholder proposes to bring before the annual meeting a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the business is proposed to be brought (i) the name and address of such stockholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and of each Associated Person (defined below) referred to in clause (iii), (ii) the employer and principal occupation of such stockholder, of such beneficial owner, if any, and of each Associated Person referred to in clause (iii), (iii) (A) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially, or of record, by such stockholder, by such beneficial owner, if any, or by any Associated Person of such stockholder or beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock of the Corporation or with a value derived in whole or in part from the value of any shares of capital stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of capital stock the Corporation (each of the foregoing, a “Derivative Instrument”), in each case that is, directly or indirectly, owned beneficially by such stockholder, by such beneficial owner, if any, or by any Associated Person of such stockholder or beneficial owner, (C) any short interest in any shares of capital stock of the Corporation held by such stockholder, by such beneficial owner, if any, or any Associated Person of such stockholder or beneficial owner (for purposes of this by-law a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (D) any rights to dividends on the shares of capital stock of the Corporation owned beneficially by such stockholder, by such beneficial owner, if any, or by any Associated Person of such stockholder or beneficial owner, in each case that are separated or separable from the underlying shares of capital stock of the Corporation, (E) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company in which such stockholder, such beneficial owner if any, or any Associated Person of such stockholder or beneficial owner is a general partner or manager or, directly or indirectly, beneficially owns an interest, and (F) any performance related fees (other than an asset-based fee) that such stockholder, such beneficial owner, if any, or any Associated Person of such stockholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of capital stock of the Corporation or Derivative Instruments (the disclosures to be made pursuant to the foregoing sub-clauses (iii)(A) through (F) are referred to as “Disclosable Interests”); provided, however, that this clauses (b)(iii) shall not require that disclosure be made with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is an Associated Person solely as a result of being the stockholder directed to prepare and submit the notice required by these By-laws on behalf of a beneficial owner, (iv) a description of all arrangements or understandings between such stockholder, beneficial owner, if any, or any Associated Person of such stockholder or beneficial owner, on the one hand, and any person or persons (including their names), on the other hand, relating to the Corporation or any of the shares of its capital stock, including any arrangements or understandings in connection with the proposal of such business by such stockholder, and any material interest of such stockholder, beneficial owner or any Associated Person of such stockholder or beneficial owner in such business, (v) a representation that such stockholder is a stockholder of record and intends to appear in person or by proxy at the meeting to bring such business before the meeting, (vi) a statement whether such stockholder or any other person known to the stockholder will deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal and (vii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for such business in a contested solicitation pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Any such notice shall be updated and supplemented not later than five business days after the record date for the applicable meeting to disclose the information referred to in clause (b) as of the record date.

The foregoing notice requirements shall be deemed satisfied by a stockholder with respect to a proposal of business if the stockholder has notified the Corporation of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 1. The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the

Exhibit 3.1

provisions of this Section 1, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. If a stockholder or its proxy does not appear at the meeting to present its proposed business, such proposed business shall not be transacted, notwithstanding that proxies with respect to such vote may have been received by the Corporation.

An “Associated Person” of any stockholder or beneficial owner means (i) any affiliate of, or any other person acting in concert with, such stockholder or beneficial owner and (ii) each director, officer, employee, general partner, manager or affiliate of such stockholder or beneficial owner or any person with which such stockholder or beneficial owner is acting in concert.

Section 2. Special Meetings. Special meeting of stockholders may be called at any time in the manner provided in Article Fifteenth of the Restated Certificate of Incorporation, may be held at such place within or without the State of Delaware and on such date and at such time as shall be designated by the Board of Directors and stated in the notice of said meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or shall have otherwise been brought before the meeting by or at the direction of the Board of Directors and stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders.

Section 3. Stockholder Action. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

Section 4. Notice of Meetings. Notice of the time, place, and purpose or purposes of every meeting of stockholders shall be given to each stockholder of record entitled to vote at such meeting either personally or by mail at the address of each stockholder as shown by the stock records of the Corporation, or by any other lawful means, not less than ten, or more than sixty, days before the meeting.

Section 5. Quorum. A quorum at all meetings of stockholders shall consist of the holders of record of a majority of the shares of the capital stock of the Corporation, issued and outstanding, entitled to vote at the meeting, present in person or by proxy, except as otherwise provided by law or the Certificate of Incorporation. In the absence of a quorum at any meeting or any adjournment thereof, the chairman of the meeting may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called. If a quorum is present at any meeting of stockholders and the meeting is adjourned to reconvene at a later time or date or different place, no notice need be given other than an announcement at the meeting of the place, date and time to which the meeting is adjourned, provided that if any adjournment, whether a quorum is present or not, is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 6. Organization. The Chairman of the Board of Directors, the President or a Vice President, or if none of the foregoing is present, such person as may be chosen by the Board of Directors, or if there are not remaining directors serving, such person as may be chosen by the holders of a majority of the shares of capital stock present in person or by proxy entitled to vote at such meeting, shall call to order any meeting of the stockholders and act as chairman of the meeting. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as Secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall choose any person present to act as secretary of the meeting. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the matters to be voted upon by the stockholders, the manner of voting and the conduct of discussion as seem to him or her in order. The chairman of the meeting shall have the power to adjourn the meeting to another place, if any, date and time. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. No ballots, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors or the chairman of the meeting after the closing of the polls unless the Delaware Court of Chancery upon application by a stockholder shall determine otherwise.

Section 7. Voting. Except as otherwise provided by law, at every meeting of stockholders, each stockholder of the Corporation entitled to vote at such meeting shall have one vote in person or by proxy for each share of stock having voting rights held by him and registered in his name on the books of the Corporation.

Any vote with respect to stock of the Corporation may be cast by the stockholder entitled to vote in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his authorized attorney and delivered to the secretary of the meeting, or by an electronic transmission permitted by law filed in accordance with the procedure established for the meeting by the Corporation; provided, however, that no proxy shall be voted or acted upon after three years from its

Exhibit 3.1

date, unless said proxy provides for a longer period. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation.

A proxy shall not be revoked by the death or incapacity of the maker unless, before the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether or not the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

Except as otherwise required by law or these By-laws, a quorum being present, in all matters other than the election of directors, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Subject to Section 2 of Article III, at all elections of directors, a quorum being present, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Section 8. List of Stockholders. At least ten days before every meeting of stockholders, the Secretary shall prepare and make a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of the stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present.

Section 9. Inspectors of Election. All elections of directors shall be by written ballot, unless otherwise provided in the Certificate of Incorporation; the vote upon any other matter need not be by ballot. In advance of any meeting of stockholders the Board of Directors shall appoint one or more inspectors of election, who need not be stockholders, to act at such meeting or any adjournment thereof and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of any such meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector's ability. No person who is a candidate for office shall act as an inspector.

If inspectors of election are appointed as aforesaid, they shall ascertain the number of shares outstanding and the voting power of each; determine the shares represented at a meeting and the validity of proxies and ballots; count all votes and ballots; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots; and do such acts as may be proper to conduct the election or vote with fairness to all stockholders. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. If there be three inspectors of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all. On request of the chairman of the meeting or of any stockholder or his proxy, the inspectors shall make a report in writing or any challenge or question or matter determined by them, and execute a certificate of any fact found by them.

Section 10. Record Holder of Shares. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 11. Fixing Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than 60 nor less than 10 days

Exhibit 3.1

before the date of any meeting of stockholders, nor more than 60 days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE III

DIRECTORS
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Section 1. Powers. The property, affairs and business of the Corporation generally shall be managed under the direction of the Board of Directors, who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or the Certificate of Incorporation or the By-laws to be exercised or done by the stockholders.

Section 2. Number, Qualification, Election and Terms. Except as otherwise fixed pursuant to the provisions of Article Fourth of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, the number of Directors shall be fixed from time to time by the Board of Directors but shall not be less than five nor more than twelve persons. No person who shall have attained the age of seventy two shall be eligible for election to the Board of Directors unless he shall be nominated by a three-fourths vote of the members of the Board present. The Directors shall be elected at each annual meeting of stockholders, except as provided in Section 3 of this Article III, and each Director shall hold office until the next annual meeting of stockholders and until such Director's successor is elected and qualified, except as required by law.

If, in any election of Directors at an annual meeting of stockholders where the number of Director nominees does not exceed the number of Directors to be elected (i.e., an uncontested election), a nominee for Director receives a greater number of votes “withheld” from his or her election than votes “for” his or her election (a “Majority Withheld Vote”), then such Director shall tender his or her resignation in writing to the Chairman of the Board of Directors promptly following the certification of the election results, which resignation will be conditioned upon acceptance by the Board of Directors. The Nominating and Corporate Governance Committee shall evaluate each resignation tendered pursuant to this Section 2 and shall recommend to the Board of Directors whether to accept or reject each such resignation. The Board of Directors shall act on each such resignation, taking into account the recommendation of the Nominating and Corporate Governance Committee, within 90 days following the certification of the election results. Upon making its determination, the Board of Directors will promptly disclose (i) its decision whether to accept or reject the Director’s tendered resignation and (ii) if rejected, the reasons for rejecting the tendered resignation. The Nominating and Corporate Governance Committee, in making its recommendation, and the Board of Directors, in making its decision, may consider any factors or other information that it considers appropriate and relevant. If a Director’s resignation is not accepted by the Board of Directors, then such Director shall continue to serve until the next annual meeting of stockholders and until such Director’s successor is elected and qualified, except as required by law.

A Director who tenders a resignation pursuant to this Section 2 shall not vote with respect to the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board of Directors as to whether to accept his or her resignation. If, however, each member of the Nominating and Corporate Governance Committee received a Majority Withheld Vote in the same uncontested election, then the Board of Directors will appoint a committee comprised solely of independent Directors who did not receive a Majority Withheld Vote in that election to consider each tendered resignation and make a recommendation to the Board of Directors with respect thereto.

Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors of the Corporation. Nominations of persons for election to the Board of Directors at any annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing Directors may be made at such meeting (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder who (i) is a stockholder of record on the date of the giving of the notice provided for in this Section 2 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) complies with the notice procedures set forth in this Section 2.

Exhibit 3.1

In addition to any other applicable requirements, for a nomination to be made by a stockholder such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation, (a) in the case of an annual meeting, within the Notice Time Periods as defined in Section 1 of Article II and (b) in the case of a special meeting of stockholders called for the purpose of electing Directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall any adjournment or postponement of a meeting of stockholders or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a Director (i) the name, age, business address and residence address of the person, (ii) the employer and principal occupation of the person, (iii) a biographical profile of the person, including educational background and business and professional experience, (iv) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (v) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of Directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is proposed to be made (i) the name and address of such stockholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and of each Associated Person referred to in clause (iii), (ii) the employer and principal occupation of such stockholder, of such beneficial owner, if any, and of each Associated Person referred to in clause (iii), (iii) the Disclosable Interests (as defined in Section 1 of Article II); provided, however, that this clause (b)(iii) shall not require that disclosure be made with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is an Associated Person solely as a result of being the stockholder directed to prepare and submit the notice required by these By-laws on behalf of a beneficial owner, (iv) a description of all arrangements or understandings between such stockholder, beneficial owner, if any, or any Associated Person of such stockholder or beneficial owner, on the one hand, and each proposed nominee and any other person or persons (including their names), on the other hand, relating to the Corporation or any of the shares of its capital stock, including any arrangements or understandings pursuant to which the nomination(s) are to be made by such stockholder or beneficial owner, (v) a representation that such stockholder is a stockholder of record and intends to appear in person or by proxy at the meeting to nominate the person or persons named as nominees in the notice, (vi) a statement whether such stockholder or any other person known to the stockholder will deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal and (vii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of Directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a Director if elected. Any such notice shall be updated and supplemented not later than five business days after the record date for the applicable meeting to disclose the information referred to in clause (b) as of the record date.

No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section 2, and if he should so determine, he shall so declare to the meeting and any such defective nomination shall be disregarded. If the nominating stockholder does not appear in person or by proxy at the meeting to present a nominee, such nominee shall be disregarded, notwithstanding that proxies with respect to such vote may have been received by the Corporation.

Section 3. Newly Created Directorships and Vacancies. Except as otherwise fixed pursuant to the provisions of Article Fourth of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence shall hold office until the next annual meeting of the stockholders and until such Director's successor is elected and qualified, except as required by law. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

Exhibit 3.1

Section 4. Removal. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any Director may be removed from office, with or without cause, only by the affirmative vote of the holders of eighty percent of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class.

Section 5. Resignations. Any Director of the Corporation may resign at any time by giving written notice to the President or Secretary of the Corporation. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6. Meetings. Meetings of the Board of Directors shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the Board or as may be specified in the call of any meeting. Regular meetings of the Board of Directors shall be held at such times and places as may at any time be fixed by resolution of the Board and may be held without further notice. A meeting of the Board shall be held without notice immediately following the annual meeting of the stockholders.

Special meetings may be held at any time upon the call of the Chairman of the Board, the President or three of the Directors then in office. Notice of any special meeting shall be given to each Director orally, telegraphically or otherwise in writing, and shall contain the place, time and date of the meeting. Meetings may be held at any time without notice if those not present waive notice of the meeting in writing.

One or more Director may participate in a meeting of the Board, or of a committee of the Board, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this paragraph shall constitute presence in person at such meeting.

Section 7. Quorum, Manner of Acting and Adjournment. At all meetings of the Board of Directors a majority of the Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the board of Directors, except as may be otherwise specifically provided by law or by the Certificate of Incorporation or these By-laws. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting~~,~~ if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board, or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 8. Committees. The Board of Directors may in its discretion, by resolution adopted by a majority of the whole Board, appoint committees which shall have and may exercise, to the extent permissible under the General Corporation Law of the State of Delaware and the Certificate of Incorporation, such powers as shall be conferred or authorized by the resolution appointing them. The Board shall have the power at any time to change the members of any such committee, to fill vacancies thereon, and to discharge any such committee.

Section 9. Indemnification of Directors and Officers. The Corporation shall, to the fullest extent permitted by applicable law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any such actions by or in the right of the corporation or other entity) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation (or of such a constituent corporation, including any constituent of a constituent, absorbed in a consolidation or merger by the Corporation), or is or was serving at the request of the Corporation (or of such a constituent corporation) as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all expenses (including attorneys' fees and costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding upon a determination having been made as to his good faith and conduct as required by applicable law. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding to the extent, if any, authorized by the Board upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be

Exhibit 3.1

indemnified by the Corporation. The rights provided hereby shall not be deemed exclusive of any other such rights provided for pursuant to agreement or otherwise.

Section 10. Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director or both. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

OFFICERS
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Section 1. Number. The officers of the Corporation shall be appointed by the Board of Directors or a duly authorized committee thereof and shall consist of a President, a Secretary and a Treasurer and may include the Chairman of the Board and such other officers as may from time to time be appointed by the Board of Directors or a duly authorized committee thereof, including, without limitation, Assistant Secretaries, Assistant Treasurers and one or more Vice Presidents. Any two offices, other than the offices of President and Secretary, may be held by the same person.

Section 2. Term and Removal. The term of office of all officers shall be one year and until their respective successors are elected and qualify, but any officer may be removed from office, either with or without cause, at any time by the affirmative vote of a majority of the members of the Board of Directors then in office. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.

Section 3. Powers and Duties. The officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, and in addition thereto, such powers and duties as may from time to time be conferred by the Board of Directors.

The President shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the Directors to delegate any specific powers, except such as may be by statute exclusively conferred on the President, or any other officer or officers of the Corporation.

Unless otherwise determined by the Board of Directors, the Chief Executive Officer of the Corporation shall be either the Chairman of the Board or the President, as may be designated by the Board of Directors from time to time. He shall exercise general supervision over the property, affairs and business of the Corporation and shall possess and exercise such powers as may be granted to him by action of the Board.

The Vice Presidents of the Corporation shall have the authority and shall perform such duties and services as shall be assigned to or required of them from time to time by the Board of Directors or the Chief Executive Officer.

The Treasurer, subject to the supervision of the President, shall have the care and custody of all funds and securities of the Corporation. He shall cause all such funds to be deposited in the name of the Corporation in such banks as the Board of Directors may direct, and he shall keep permanent records of the evidences of property or indebtedness and of the financial transactions of the Corporation. The Treasurer shall exercise such other powers and perform such other duties as may be conferred or imposed upon him by law, by the By-laws or by the Board of Directors.

The Secretary shall attend all meetings of the Board and of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the committees, if any, when required. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President. He shall keep in the safe custody the seal of the Corporation, and when any instrument requiring the corporate seal to be affixed shall first have been signed by the Chairman of the Board, the President or a Vice President, shall affix the seal to any instrument requiring it and, when so affixed, it shall be attested by his signature.

In the absence or incapacity of the Secretary, any Assistant Secretary may, except as otherwise provided by law, exercise the powers and perform the duties of the Secretary.

Exhibit 3.1

In the absence or incapacity of the Treasurer, any Assistant Treasurer may, except as otherwise provided by law, exercise the powers and perform the duties of the Treasurer.

Section 4. Subordinate Officers, Committees and Agents. The Board of Directors may from time to time elect such other officers and appoint such committees, employees or other agents as it deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these By-laws, or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

Section 5. Miscellaneous. All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes and all acceptances, obligations and other instruments for the payment of money shall be signed by such officer or officers, agent or agents, as shall be authorized from time to time by the Board of Directors.

ARTICLE V

STOCK
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Section 1. Form of Certificates. The shares of capital stock of the Corporation will be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. The certificates for shares of stock shall be in such form as the Board of Directors may from time to time prescribe. The certificates of stock shall be signed by, or in the name of, the Corporation by the Chairman of the Board of Directors, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer of the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 2. Lost, Stolen, Destroyed or Mutilated Certificates. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 3. Transfer Agent Registrar. The Board of Directors may appoint one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock, if any, to bear the signature or signatures of any of them. Any such transfer clerk, transfer agent and registrar shall transfer stock in accordance with its customary transfer procedures and in accordance with applicable laws and regulations.

Section 4. Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VI

FISCAL YEAR
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The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the thirty-first day of December next following.

Exhibit 3.1

ARTICLE VII

CORPORATE SEAL
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The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

AMENDMENTS
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The stockholders, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote, may at any regular or any special meeting alter or amend these By-laws, if notice that such matter is to be presented is contained in the notice of the meeting.

The Board of Directors, by the affirmative vote of a majority of its members, may at any regular or any special meeting alter or amend these By-laws.

ARTICLE IX

NOTICES
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Section 1. Notices. If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the General Corporation Law of the State of Delaware.

Section 2. Waiver. A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the express purpose of objecting, at the beginning of the meeting, to the transaction of business because the meeting is not lawfully called or convened.

ARTICLE X

FORUM SELECTION
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Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to the Delaware General Corporation Law or the Corporation’s certificate of incorporation or By-laws (as either may be amended from time to time), or (d) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine of the State of Delaware shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware). Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X.